CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust relating to the financial statements and financial highlights of Sierra Tactical All Asset Fund, Sierra Tactical Core Income Fund, Sierra Tactical Municipal Fund, Sierra Tactical Bond Fund, and Sierra Tactical Risk Spectrum 50 Fund, each a series of shares of beneficial interest in Northern Lights Fund Trust. Such financial statements and financial highlights appear in the September 30, 2022 Annual Report to Shareholders.

BBD, LLP

Philadelphia, Pennsylvania

January 26, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 29, 2023 relating to the financial statements and financial highlights of Sierra Tactical All Asset Fund, Sierra Tactical Core Income Fund, Sierra Tactical Munipal Fund, Sierra Tactical Bond Fund, Sierra Tactical Risk Spectrum 50 Fund, Sierra Tactical Risk Spectrum 30 Fund, and Sierra Tactical Risk Spectrum 70 Fund, each a series of Northern Lights Fund Trust, for the year or period ended September 30, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania January 26, 2024

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board